UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2007

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

000-52281

(Commission File Number)

Bermuda	98-0499286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, PO Box HM
1179, Hamilton HM EX, Bermuda	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 441-295-2244

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02. Results of Operations and Financial Condition

On May 8, 2007, Energy XXI (Bermuda) Limited (the “Company”) issued a press release regarding the results of its operations and financial condition for the third quarter ended March 31, 2007. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby furnished.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 4, 2007, the Company announced the appointment of Hill Arnold Feinberg and Paul Davison as non-executive directors to the Company's board of directors, effective May 7, 2007.  See Exhibit 10.1 and Exhibit 10.2 for their appointment letters. Upon appointment, each was awarded 3,000 shares of the Company's common stock and they will be compensated like the Company's other non-executive directors. Mr. Feinberg will serve on the Company's audit and remuneration committees and he will be the chairman of the nominations committee. Mr. Davison will serve on the audit, remuneration and nominations committees. A copy of the press release announcing their appointments is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	ITEM

10.1	Appointment Letter for Mr. Hill Arnold Feinberg
10.2	Appointment Letter for Mr. Paul Davison
99.1	Results of Operations and Financial Condition Press Release issued May 8, 2007
99.2	Appointment of Directors Press Release issued May 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

Dated: May 10, 2007	By	/S/ David West Griffin
Name: David West Griffin
Title: Chief Financial Officer

Exhibit Index

EXHIBIT NO.	ITEM

10.1	Appointment Letter for Mr. Hill Arnold Feinberg
10.2	Appointment Letter for Mr. Paul Davison
99.1	Results of Operations and Financial Condition Press Release issued May 8, 2007
99.2	Appointment of Directors Press Release issued May 4, 2007